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                                                                      EXHIBIT 99

NOVADEL PHARMA INC.
31 State Highway 12, Flemington, New Jersey 08822
Telephone (908) 782-3431    Facsimile (908) 782-2445

FOR IMMEDIATE RELEASE
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NOVADEL PHARMA INC. EXTENDS EXPIRATION DATE OF PUBLICLY TRADED WARRANTS

FLEMINGTON, N.J., November 13, 2002 - NovaDel Pharma Inc. ("the Company") (OTC Bulletin Board: NVDL ) announced today that it has extended the expiration
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date  of its Redeemable Common Stock Purchase Warrants from November 18, 2002 to
November 18, 2003. The Warrants (OTC Bullletin Board: NVDLW) allow the holder thereof to purchase one share of the Company's Common Stock at an exercise price of $5.80 per share.

NovaDel Pharma Inc. is engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. These novel drug delivery systems include patented lingual sprays. The Company believes that these delivery systems offer the patient (i) fast onset of action; (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical companies.

Visit the Company web site: http://www.novadel.com for further information.
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FOR IMMEDIATE INFORMATION, CONTACT:
John Klein, Chairman of the Board of Directors, Phone: (908) 782-3431 NOVADEL PHARMA INC.
Brian Korb, Phone: (212) 477-9007 x23 Fax: (212) 460-9028
THE TROUT GROUP LLC

Note: Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability to develop products (independently and through collaborative arrangements), and the ability to commercialize and obtain approval for products under development. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.


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